Exhibit 10.4

ADDENDUM No. 1 TO TRANSPORT CONTRACT VIT-005-2012

City and Date Ciudad y Fecha	Bogotá D.C., July 29, 2012

DISPATCHER	SOLANA PETROLEUM EXPLORATIONN COLOMBIA LIMITED
NIT	830.051.027-8

TRANSPORTER	ECOPETROL S.A.
NIT	899.999.068-1

TYPE OF CRUDE	OWN PRODUCTION	x	OWNED
PURPOSE

Liquid hydrocarbons transportation service through the Mansoyá-Orito Pipeline (OMO) and Trans-Andean Pipeline (OTA).

By this Addendum No. 1 to Contract No. VIT-005-2012, Parties make the following modifications to the SPECIFIC CONDITIONS of the Contract, as follows:
ECONOMIC CONDITIONS

Initial Value of the Contract	Six million seven hundred and forty-five thousand United States Dollars (USD 6,745,000).
Estimated Final Value of the Contract	Twelve million seven hundred and six thousand United States Dollars (USD 12,706,000).

TERM OF EXECUTION	From July 30, 2012 to December 31, 2012

GUARANTEES

TYPE OF GUARANTEE	MONTO
Performance Bond	Six million nine hundred and twenty two thousand Colombian Pesos ($ 6,922,000).

5
ADDITIONAL CLAUSES

FIRST: TERM

1.1.	The term of the Contract is extended from the thirtieth (30th) of July, 2012 to the thirty-first (31st) of December, 2012.

The term of execution of this Contract may be extended by mutual agreement between the Parties, by document entered into prior to its termination date.

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1.2.
The term of the Contract shall be deemed automatically terminated when ECOPETROL requires the use of the system to develop its own projects which entail the impossibility of continuing to render the service, without this implying any compensation for damages caused.

This Clause modifies the “Term” Clause of the General Conditions and shall be of preferential and exclusive application.

SECOND: CRUDE QUALITY SPECIFICATIONS. The first paragraph of the Crude Quality Specifications of the initial contract is modified as follows:

“In view of the operating conditions of the Trans-Andean Pipeline, ECOPETROL will only be able to receive heavy crude daily through the Pipeline up to a maximum equivalent to 12% of all the light crude received on the day at the Orito Plant, which percentage shall be discretionally assigned to DISPATCHER by ECOPETROL according to the operating conditions of the system.”

THIRD: PROPERTIES OF THE PRODUCTS TO BE TRANSPORTED. In the event that due to operational circumstances, ECOPETROL has to adjust the properties of the products to be received at the Entry Point for their transportation under the Contract, DISPATCHER undertakes to deliver its crude within the new quality specifications established and, in any event, ECOPETROL may receive it prior authorization, provided DISPATCHER pays the costs incurred in bringing it to the required specifications.

FOURTH: Except for the above modifications, all of the clauses of the Contract shall be applicable to the contractual relations between ECOPETROL and DISPATCHER. This addendum does not constitute novation of Contract VIT-005-2012, which remains in force in everything that has not been expressly modified by this document.

FIFTH: This Addendum is formalized upon its signing. The approval of the guarantee to be provided by DISPATCHER is required for its execution.

In evidence of their acceptance, two (2) counterparts of the same tenor are signed in the city of Bogotá D.C., on the twenty-ninth (29th) of July, 2012.

BY THE DISPATCHER:		BY ECOPETROL S.A.:
Signed:	/s/ Alejandra Escobar Herrera	Signed:	/s/ Rafael Espinosa Rozo
Name:	ALEJANDRA ESCOBAR HERRERA	Name:	RAFAEL ESPINOSA ROZO
Position:	Legal Representative	Position:	Pipelines Manager C.C. No. 79.432.773 of Bogotá D.C.
Signed:	/s/ Ivan Tobon
Name:	IVAN TOBÓN
Position:	Legal Representative

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